Exhibit 10.14

STOCK AWARD AGREEMENT

This Stock Award Agreement (this “Agreement”) is executed as of November 18 , 2020 and effective as of November 18, 2020 (the “Effective Date”) by and between Urban Mining International Inc., a Delaware corporation (the “Company”), and [      ] (the “Recipient”).

In consideration of the mutual covenants and representations set forth below, the Company and the Recipient agree as follows:

1.  Award of the Shares. The parties acknowledge that the Company issued to the Recipient as of the Stock Award Date, and the Recipient accepted from the Company as of the Stock Award Date, subject to the terms and conditions set forth in this Agreement [  ] shares of the Company’s Common Stock, $0.0001 par value per share (the “Shares”), with a price per share as of the Stock Award Date of $0.05.

2. Restrictions on Transfer; Rights of First Refusal and Shareholder Agreements.

(a)  The Recipient acknowledges and agrees that the Shares are subject to the provisions of the Company’s Bylaws, as amended from time to time (the “Bylaws”), including without limitation, all restrictions on transfer and rights of first refusal described in the Bylaws. The Recipient may inspect the Bylaws at the Company’s principal office.

(b)  Shareholder Agreements. The Recipient acknowledges and agrees that upon the request of the Company, the Recipient shall join and become a party to such shareholder agreements, which may impose certain contractual rights and obligations on the Shares, as may be entered into from time to time by and among the Company and the holders of the Company’s capital stock.

3.  Agreement in Connection with Public Offering. The Recipient agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”): (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the Recipient (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, which period may be extended upon the request of the underwriters for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180-day lockup period, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

The Recipient agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters of such offering which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested, by the Company or the underwriters of such offering, the Recipient shall provide, within 10 days of such request, such information as may be required by the Company or such underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 3 shall not apply to a registration relating solely to employee benefits plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares and any shares of Common Stock (or other securities) held by the Recipient subject to the foregoing restriction until the end of the applicable period. Recipient agrees that any transferee of the Shares issued pursuant to this Agreement shall be bound by this Section 3.

4. Investment Representations. The Recipient represents, warrants and covenants as follows:

(a)  The Recipient is acquiring the Shares for the Recipient’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b)  The Recipient has had such opportunity as the Recipient deems adequate to obtain from representatives of the Company such information as is necessary to permit the Recipient to evaluate the merits and risks of the Recipient’s investment in the Company.

(c)  The Recipient has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to the same.

(d)  The Recipient can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)  The Recipient acknowledges that the Company has encouraged the Recipient to consult the Recipient’s own advisor to determine the tax consequences of acquiring, holding and disposing of the Shares.

(f)  The Recipient acknowledges that the Shares shall be subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), as set forth in this Agreement.

(g) The Recipient understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will be available only after the applicable holding period required by Rule 144 has been satisfied and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and the other terms and conditions of Rule 144  are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act or to satisfy the conditions of Rule 144. Recipient further understands and agrees that regardless of whether the Shares under this Agreement have been or are registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

5. Withholding Taxes.

(a) The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the acquisition of the Shares by the Recipient.

(b) The Recipient has reviewed or has been advised to review with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6. Miscellaneous.

(a) No Rights to Continued Service. The Recipient acknowledges and agrees that the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as an employee or consultant, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 2 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(e). Notwithstanding the foregoing, notices with respect to the Shares shall be provided in accordance with the Company’s Bylaws.

(f) Entire Agreement; Governing Law. This Agreement constitutes the entire agreement between the Company and the Recipient with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Recipient with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law provisions.

(g) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Recipient.

(h) Recipient’s Acknowledgments. The Recipient acknowledges that the Recipient: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Recipient’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hutchison PLLC, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Recipient.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

COMPANY:

Urban Mining International Inc.

By:	/s/ Mark Zorko
Name:	Mark Zorko
Title:	Chairman

Mailing Address For Notice:

RECIPIENT:

[Awardee Name]

Mailing Address For Notice: